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                                                                 EXHIBIT 10.22



                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT is entered into as of March 24, 1999, between Launch Media, Inc., a Delaware corporation (the "BUYER"), SW Networks Inc., a New York corporation (the "STOCKHOLDER"), SW Holdings Inc., a Delaware corporation (the "COMPANY"), and Sony Music Entertainment Inc., a Delaware corporation ("SMEI"; the Stockholder, the Company and SMEI are each referred to hereinafter individually as a "SONY PARTY" and collectively as the "SONY PARTIES").

                                   BACKGROUND

        WHEREAS, the Stockholder was a general partner of and the successor to the business of SW Networks, a New York general partnership (the "PARTNERSHIP");

        WHEREAS, by Assignment and Assumption Agreement in the form annexed hereto as Exhibit A (the "ASSIGNMENT"), immediately prior to the Closing (as defined herein), the Stockholder shall transfer to the Company all of its business and assets, except for those listed on Schedule A to the Assignment;

        WHEREAS, upon execution and delivery of the Assignment, the Company shall be the successor to the Stockholder's and Partnership's business of producing entertainment and news features regarding the entertainment industry for radio broadcast and internet syndication (the "BUSINESS");

        WHEREAS, the Stockholder owns all of the issued and outstanding shares of capital stock (the "COMPANY SHARES") of the Company; and

        WHEREAS, the Buyer desires to purchase from the Stockholder, and the Stockholder desires to sell to the Buyer, all of the Company Shares on the terms and subject to the conditions set forth in this Agreement.

        NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

        "AFFILIATE" shall mean (a) with respect to the Buyer, any Person that controls, is controlled by, or is under common control with, the Buyer and (b) with respect to a Sony Party, any Person that is controlled by such Sony Party.

        "AGGREGATE LOSSES" shall have the meaning set forth in Section 7.3.




[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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        "AGREEMENT" shall mean this Stock Purchase Agreement together with all exhibits and schedules referred to herein.

        "ASSIGNMENT" shall have the meaning set forth in the Background to this Agreement.

        "BUSINESS" shall have the meaning set forth in the Background to this Agreement.

        "BUYER" shall have the meaning set forth in the preamble to this Agreement.

        "BUYER COMMON STOCK" shall have the meaning set forth in Section 2.2.

        "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.1.

        "BUYER MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the results of operations, financial condition, business or assets of the Buyer, taken as a whole.

        "BUYER RECIPIENT" shall have the meaning set forth in Section 8.2.

        "BUYER SHARES" shall have the meaning set forth in Section 2.2.

        "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
Section 2.1.

        "COMPANY" shall have the meaning set forth in the Background to this Agreement.

        "COMPANY CONTRACTS" shall have the meaning set forth in Section 3.12.

        "COMPANY INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 7.1.

        "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the results of operations, financial condition, Business or assets of the Stockholder and the Company, taken as a whole.

        "COMPANY SHARES" shall have the meaning set forth in the Background to this Agreement.

        "CONTENT" shall have the meaning set forth in Section 3.13.

        "DISCOUNTED SHARE PRICE" shall have the meaning set forth in Section
2.2.

        "EMPLOYEES" shall have the meaning set forth in Section 3.17.

        "GAAP" shall mean generally accepted accounting principles in the United States as in effect on the date hereof, consistently applied.

        "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section 3.5.

        "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in
Section 3.13.



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        "IPO" shall have the meaning set forth in Section 2.2.

        "LICENSED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 3.13.

        "MUSIC VIDEO LICENSE AGREEMENT" shall mean the Music Video License Agreement, substantially in the form of Exhibit C hereto, between SMEI and the Buyer dated as of the Closing Date.

        "OFFERING PRICE" shall have the meaning set forth in Section 2.2.

        "PARTNERSHIP" shall have the meaning set forth in the Background to this Agreement.

        "PERSON" shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

        "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

        "REGISTRATION RIGHTS AMENDMENT" shall have the meaning set forth in
Section 5.5.

        "REGISTRATION STATEMENT" shall have the meaning set forth in Section
2.2.

        "SEC" shall mean the Securities and Exchange Commission.

        "SECURITIES ACT" shall have the meaning set forth in Section 2.2.

        "SMEI" shall have the meaning set forth in the preamble to this Agreement.

        "SONY INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.2.

        "SONY PARTY" and "SONY PARTIES" shall have the meanings set forth in the preamble to this Agreement.

        "SONY RECIPIENT" shall have the meaning set forth in Section 8.2.

        "SPONSORSHIP AND CONTENT LICENSE AGREEMENT" shall mean the Sponsorship and Content License Agreement, substantially in the form of Exhibit B hereto, among SMEI, the Company and the Buyer dated as of the Closing Date.

        "STOCKHOLDER" shall have the meaning set forth in the preamble to this Agreement.

        "TAX" or "TAXES" shall mean all material income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

        "TRANSACTION DOCUMENTS" shall have the meaning set forth in Section 3.2.



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                                   ARTICLE II

                 CLOSING; SALE OF COMPANY SHARES; CONSIDERATION

        2.1 CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the sale and purchase and the transfers and deliveries to be made pursuant to this Agreement (the "CLOSING") shall take place, subject to the prior or simultaneous fulfillment or waiver of each of the conditions set forth in Articles V and VI hereof, at 10:00 a.m. on the date on which the closing of the IPO occurs (the "CLOSING DATE").

        2.2 SALE OF COMPANY SHARES; CONSIDERATION. On the terms and subject to the conditions set forth herein, the Stockholder shall sell to the Buyer, and the Buyer shall purchase from the Stockholder, the Company Shares. In consideration of the sale of the Company Shares, the Buyer shall pay to the Stockholder the purchase price of $12,000,000 (the "PURCHASE"). On the Closing Date, the Buyer shall pay the Purchase Price by issuing and delivering to the Stockholder (or its designee) such number of shares (the "BUYER SHARES") of common stock ("BUYER COMMON STOCK") of the Buyer that in the aggregate have a value of Twelve Million Dollars ($12,000,000), with each such Buyer Share valued at a price per share equal to the Discounted Share Price. The "DISCOUNTED SHARE PRICE" shall be a price per share of Buyer Common Stock equal to 80% of the offering price (the "OFFERING PRICE") per share of Buyer Common Stock in the initial public offering (the "IPO") of shares of Buyer Common Stock that will be offered pursuant to the Prospectus included as part of the Buyer's Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") filed with the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT") on February 16, 1999, as such Registration Statement may be amended hereafter.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SONY PARTIES

        In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, the Sony Parties, jointly and severally, make the representations and warranties set forth below to the Buyer.

        3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite right, power and authority to (i) own or lease and operate its properties and assets, (ii) conduct its business as presently conducted, and (iii) engage in and consummate the transactions contemplated hereby. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Stockholder has all requisite right, power and authority to (i) own or lease and operate its properties and assets, (ii) conduct its business as presently conducted, and
(iii) engage in and consummate the transactions contemplated hereby.



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        3.2 AUTHORIZATION; ENFORCEABILITY. The Sony Parties have all requisite right, power and authority to enter into this Agreement, the Content License Agreement, the Music Video License Agreement and the Registration Rights Amendment (collectively, the "TRANSACTION DOCUMENTS"), and to perform their obligations hereunder and thereunder. The Transaction Documents and all other documents to be executed and delivered by the applicable Sony Parties pursuant to this Agreement have been duly authorized, executed and delivered and constitute, and upon execution will constitute, the legal, valid and binding obligations of such Sony Parties, as applicable, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

        3.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by the Sony Parties and of the Content License Agreement, the Music Video License Agreement and the Registration Rights Amendment by SMEI and the consummation by the Sony Parties of the transactions contemplated hereby and thereby: (a) do not violate or conflict in any material respect with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the certificate of incorporation or Bylaws of any of the Sony Parties or any license, franchise or permit to which the Company is a party or by which the Company is bound; and (b) except as set forth on Schedule 3.3, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the termination, cancellation or acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon the Company pursuant to any material instrument or agreement to which a Sony Party is a party or by which a Sony Party may be bound or affected.

        3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares will be issued, outstanding and owned of record and beneficially by the Stockholder as of the Closing Date. At the Closing, the Company Shares will be duly authorized for issuance and validly issued, fully paid and nonassessable, free and clear of all liens, security interests, pledges, charges, encumbrances and restrictions. At the Closing, none of the Company Shares will have been issued in violation of, or will be subject to, any preemptive or subscription rights. There are no outstanding warrants, options or rights of any kind to acquire any shares of any class of capital stock of the Company, nor are there outstanding any rights, securities, obligations or other instruments convertible into any such shares of the Company, nor are there any obligations to issue any such warrants, options, rights or convertible instruments.

        3.5 CONSENTS AND APPROVALS. Except as set forth on Schedule 3.5 hereto, no consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority ("GOVERNMENTAL ENTITY"), or any other Person, is required to be made by any Sony Party in connection with the execution, delivery or performance of this Agreement by the Sony Parties and/or the consummation by the Sony Parties of the transactions contemplated hereby.



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        3.6 BROKERS. The Sony Parties have not employed any financial advisor, broker or finder and have not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the origination, negotiation or execution of this Agreement or any of the other Transaction Documents.

        3.7 COMPLIANCE WITH LAWS. The Stockholder and the Company (i) have conducted the Business in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Stockholder or the Company, except where noncompliance would not have a Company Material Adverse Effect and (ii) have not received any written notices of violation with respect to any statute, law, or regulation applicable to the ownership or operation of their businesses, including, without limitation, United States statutes, laws and regulations governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, except where any such violation would not have a Company Material Adverse Effect.

        3.8 LITIGATION. Except as set forth on Schedule 3.8 hereto, there is no litigation, action, complaint, claim or suit, judicial or administrative action, audit, proceeding or governmental investigation pending or, to the best of the knowledge of the Sony Parties, threatened, against any Sony Party that would, if adversely determined, have a Company Material Adverse Effect, or that questions the validity of this Agreement, any other Transaction Document or any action taken or to be taken hereunder or thereunder, or that would have a material adverse effect on the ability of the Sony Parties to perform their obligations under this Agreement or any other Transaction Document. No Sony Party is in default under any judgment, order or decree of any court, administrative agency, commission or other governmental authority or instrumentality, which default would have a Company Material Adverse Effect.

        3.9 FINANCIAL STATEMENTS. The Sony Parties have delivered to the Buyer true and correct copies of the balance sheets of the Stockholder and the Partnership as of March 31 for the fiscal year 1998, and for the nine month period ended December 31, 1998, and the results of its operations and cash flows and shareholders' equity, including the notes thereto, for the fiscal year ended March 31, 1998 and for the nine month period ended December 31, 1998, in each case accompanied by the audit report of PricewaterhouseCoopers, LLP. The unaudited balance sheet of the Stockholder as of February 28, 1999, and related income statement and statement of cash flows as of and for the eleven months ended February 28, 1999, have been delivered to the Buyer. The financial statements referred to in this Section 3.9 (including the related notes, where applicable) fairly present the results of operations and financial position of the Stockholder for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto.

        3.10 ABSENCE OF CERTAIN CHANGES. Except as contemplated herein or set forth in Schedule 3.10, since February 28, 1999, no event, circumstance or condition has occurred or has failed to occur that has caused, or is reasonably likely to cause, individually or in the aggregate, a Company Material Adverse Effect, and since February 28, 1999, the Stockholder and the



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Company has carried on the Business in the ordinary course consistent with past practice (excluding the execution of this Agreement and related matters).

        3.11 NO OTHER BUSINESS, ASSETS OR LIABILITIES. The Company was formed on January 21, 1999. Since its formation, the Company has conducted no other business other than the Business. The Company has no assets or liabilities other than those assigned by the Stockholder and assumed by the Company pursuant to the Assignment.

        3.12 CONTRACTS. Set forth on Schedule 3.12 hereto is a list of all material contracts, leases, commitments or understandings to which the Stockholder (as of the date hereof and up to the execution and delivery of the Assignment) or the Company (from the execution and delivery of the Assignment and through the Closing Date) is a party, or by which the Stockholder or the Company, as applicable, is bound, whether written or oral. All such contracts, commitments or understandings are collectively referred to as the "COMPANY CONTRACTS". The Stockholder and the Company have performed in all material respects the obligations required to be performed by them under each of the Company Contracts. Except as indicated on Schedule 3.12: (i) the Company Contracts are in full force and effect and there are no defaults (or events which, with notice or lapse of time or both, would constitute a default) by the Stockholder or the Company, or, to the knowledge of the Sony Parties, by any other party to any such Company Contract, except where the same would not have a Company Material Adverse Effect, (ii) no consent of any third party is required thereunder to consummate the transactions contemplated by this Agreement, and
(iii) except where the same would not have a Company Material Adverse Effect, no party to any such Company Contract has given written notice that it intends to cancel, withdraw, modify or amend such Company Contract.

        3.13   INTELLECTUAL PROPERTY.

               (a) Each of the Company and Stockholder owns or licenses all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials that are material to the conduct of the business of the Company and the Stockholder, respectively, as currently conducted (all of which are referred to as the "INTELLECTUAL PROPERTY RIGHTS").

               (b) Schedule 3.13 contains an accurate and complete description of (i) all patents and patent applications and all trademarks, trade names, service marks and copyrights which have been registered, included in the Intellectual Property Rights, including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses, distribution agreements and other agreements to which the Company is a party and pursuant to which any Person is granted rights with respect to any Intellectual Property Rights or has the right to reproduce, market or exploit any materials or products of Company or the Stockholder (the "CONTENT") or any adaptation, translation or derivative work based on any



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Content or any portion thereof, (iii) all material licenses, sublicenses and other agreements to which the Company or the Stockholder is a party and pursuant to which the Company or the Stockholder is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("LICENSED INTELLECTUAL PROPERTY"), except for "shrink wrap" software for which no royalties are currently owed or in the future may be owed,
(iv) all joint development agreements to which the Company or the Stockholder is a party, and (v) all agreements with Governmental Entities or other third parties to which the Company or the Stockholder is a party, pursuant to which the Company or the Stockholder has obtained funding for research and development activities.

               (c) Each of the Company and the Stockholder is not, nor will it be as a result of the execution and delivery of the Transaction Documents or the performance of its respective obligations under the Transaction Documents, in breach of any license, sublicense or other agreement relating to the Intellectual Property Rights or Licensed Intellectual Property, except such breach that would not cause a Company Material Adverse Effect.

               (d) Each of the Company and the Stockholder within the past 12 months (i) has not received written notice that it has been sued in any suit, action or proceeding that involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, (ii) has not received any written communications alleging that the Company or the Stockholder has violated, or by conducting its business as proposed, would violate any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, (iii) does not have actual knowledge (without having made any investigation) that the marketing, licensing or sale of any Content or the provision of services in the course of the Company's and the Stockholder's business, respectively, infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (iv) has not received any written notice of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Intellectual Property Rights or Licensed Intellectual Property.

               (e) All designs, drawings, specifications, source code, object code, documentation incorporating, embodying or reflecting any Content at any stage of its development or created in the course of providing services to customers of each of the Company and the Stockholder were written, developed and created solely and exclusively by employees of the Company or the Stockholder without the assistance of any third party or were created by third parties who assigned ownership of their rights with respect thereto to the Company or the Stockholder, except for such failures which, individually or in the aggregate, would not have a Company Material Adverse Effect.

        3.14 REAL PROPERTY. The Company does not own any real property.

        3.15 PERSONAL PROPERTY. All of the Company's material personal property is in operating condition, ordinary wear and tear excepted. The Company owns its personal property free and clear of all mortgages, liens and encumbrances, except such encumbrances and liens that



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arise (i) under the Company Contracts listed on Schedule 3.12, or (ii) in the ordinary course of business and that would not cause a Company Material Adverse Effect.

        3.16 EMPLOYEE BENEFIT PLANS. The Company has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) ("ERISA"). The Company does not now, or has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended. At no time has the Company contributed to or been requested to contribute to any multiemployer plan as defined in Section 3(37) of ERISA.

        3.17 EMPLOYEES. As of the date hereof, the employees (the "EMPLOYEES") and consultants of the Stockholder, their positions and salaries are listed on
Schedule 3.17. As of the Closing Date, each of the Employees shall become an employee of the Company, except for any Employees whose employment with the Sony Parties shall have terminated prior to the Closing Date. If any Employee's employment shall terminate prior to the Closing Date, the Sony Parties shall give the Buyer written notice thereof on or prior to the Closing Date.

        3.18 TAXES. The Company has prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all material returns in respect of Taxes it is required to file. All of the Company's Taxes required to have been paid on or prior to the date hereof have been paid in full. The Company has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. Except as set forth in Schedule 3.18, there are no assessments against the Company with respect to Taxes that have been issued and are outstanding. The Company is not a party to, or bound by, nor does it have any obligation under any Tax sharing or Tax indemnification agreement, provision or arrangement, whether formal or informal. Except as set forth on Schedule 3.18, there is no Tax deficiency outstanding or assessed or, to the best of the Company's knowledge, proposed against the Company that is not reflected as a liability on the balance sheets provided to the Buyer nor has the Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

        3.19 INVESTMENT REPRESENTATIONS. The Stockholder represents that (a) all of the Buyer Shares will be acquired for its account and not with a view towards distribution thereof; (b) it understands that the Buyer Shares will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations the Buyer Shares may be resold without registration under the Securities Act only in certain limited circumstances; (c) it has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the Buyer Shares and the operations and prospects of the Buyer; (d) it is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act; and (e) it understands that the certificates representing the Buyer Shares may bear



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legends to the effect that the Buyer Shares may not be transferred except upon compliance with the registration requirements of the Securities Act or an exemption therefrom.

        3.20 MISREPRESENTATION. No representation or warranty by the Company or the Stockholder contained in the Transaction Documents, and no certificate or schedule furnished or to be furnished by or on behalf of the Company or the Stockholder pursuant to the Transaction Documents, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

        In order to induce the Sony Parties to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, the Buyer makes the representations and warranties set forth below to the Sony Parties.

        4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite right, power and authority to (i) own or lease and operate its properties and assets, (ii) conduct its business as presently conducted, and
(iii) engage in and consummate the transactions contemplated hereby.

        4.2 AUTHORIZATION; ENFORCEABILITY. The Buyer has all requisite right, power and authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder. The Transaction Documents and all other documents to be executed and delivered by the Buyer pursuant to this Agreement, have been duly authorized, executed and delivered and constitute, and upon execution, will constitute, the legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

        4.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby (including, without limitation, the issuance and delivery of the Buyer Shares) and thereby: (a) do not violate or conflict in any material respect with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Buyer's Certificate of Incorporation or Bylaws, each as currently in effect, or any license, franchise or permit to which the Buyer is a party or by which it is bound; and (b) except as set forth on Schedule 4.3, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the termination, cancellation or acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Buyer pursuant to any material instrument or agreement to which the Buyer is a party or by which the Buyer or any of its properties may be bound or affected.



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        4.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Buyer is as set forth in the Registration Statement and there are no other series or classes of capital stock of the Buyer authorized or issued and outstanding nor are any shares of the Buyer's capital stock held in treasury. At the Closing, the Buyer Shares will be duly authorized for issuance and validly issued, fully paid and nonassessable, free and clear of all liens, security interests, pledges, charges, encumbrances and restrictions. At the Closing, none of the Buyer Shares will have been issued in violation of, or will be subject to, any preemptive or subscription rights. Except as set forth in the Registration Statement, there are no outstanding warrants, options or rights of any kind to acquire any shares of any class of capital stock of the Buyer, nor are there outstanding any rights, securities, obligations or other instruments convertible into any such shares of the Buyer, nor are there any obligations to issue any such warrants, options, rights or convertible instruments. All prior sales of the Buyer's securities have been made in compliance with or under an exemption from the registration requirements of the Securities Act and applicable state securities laws, and no shareholders of the Buyer have any rescission rights with respect to any securities of the Buyer.

        4.5 CONSENTS AND APPROVALS. Except as set forth on Schedule 4.5 hereto, no consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any Governmental Entity, or any other Person, is required to be made by the Buyer in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by the Buyer and/or the consummation by the Buyer of the transactions contemplated hereby or thereby.

        4.6 BROKERS. The Buyer has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the origination, negotiation or execution of this Agreement or any other Transaction Document.

        4.7 REGISTRATION STATEMENT; DISCLOSURE. The financial statements (including the related notes, where applicable) contained in the Registration Statement fairly present the results of the operations and the financial position of the Buyer for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The Registration Statement complies with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                    ARTICLE V

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        All obligations of the Buyer under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Buyer, in its sole discretion:

        5.1 SONY PARTIES' PERFORMANCE. The Sony Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them and the Sony Parties' representations and warranties shall be true in all material respects as of the Closing Date as if made on the Closing Date.

        5.2 DELIVERIES BY STOCKHOLDER AND COMPANY. The Sony Parties shall have delivered to the Buyer:

               (a) Stock certificates representing the Company Shares in a form suitable for transfer to the Buyer, together with stock powers executed by the Stockholder;

               (b) The stock books, stock ledgers, minute books and corporate seals of the Company;

               (c) Written resignations of all officers and directors of the Company;

               (d) Certified resolutions of the Boards of Directors of the Stockholder and the Company, authorizing the execution and performance of this Agreement and all actions to be taken by the Stockholder and the Company under this Agreement;

               (e) A certificate of an officer of the Company that the condition set forth in Section 5.1 has been fulfilled; and

               (f) A certified copy of the Assignment, duly executed by the parties thereto.

        5.3 OPINION OF COUNSEL. The Buyer shall have received an opinion of counsel to SMEI and the Stockholder substantially in the form of Exhibit D hereto.

        5.4 CONSENTS. The Sony Parties shall have delivered to the Buyer the consents of third parties to the transactions hereby contemplated set forth on
Schedule 5.4.

        5.5 REGISTRATION RIGHTS AMENDMENT. SMEI shall have executed and delivered to the Buyer an Amendment to the Second Amended and Restated Investors Rights Agreement (the "REGISTRATION RIGHTS AMENDMENT"), substantially in the form of Exhibit E hereto, in connection with the Buyer Shares delivered hereunder.

        5.6 SPONSORSHIP AND CONTENT LICENSE AGREEMENT. SMEI shall have delivered to the Buyer the Sponsorship and Content License Agreement, duly executed by SMEI.

        5.7 MUSIC VIDEO LICENSE AGREEMENT. SMEI shall have delivered to the Buyer the Music Video License Agreement, duly executed by SMEI.

        5.8 SMEI INVESTMENT. SMEI shall have made the investment contemplated by
Section 8.8.

        5.9 IPO CLOSING. The Registration Statement shall have been declared effective by the SEC, the shares of Buyer Common Stock to be offered in the IPO shall have been priced by the underwriters selling such shares, and the closing of the purchase and sale of the shares of Buyer Common Stock offered in the IPO shall have been consummated.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO SONY PARTIES' OBLIGATIONS

        All obligations of the Sony Parties under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Sony Parties, in their sole discretion:

        6.1 BUYER'S PERFORMANCE. The Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it and the Buyer's representations and warranties shall be true in all material respects as of the Closing Date as if made on the Closing Date.

        6.2 DELIVERIES BY BUYER. The Buyer shall have delivered to the Sony
Parties:

               (a) Stock certificates representing the Buyer Shares, with the number of Buyer Shares determined in accordance with Section 2.2, registered in the name of SMEI or its designee;

               (b) Certified resolutions of the Board of Directors of the Buyer, authorizing the execution and performance of this Agreement and all actions to be taken by the Buyer under this Agreement; and

               (c) A certificate of an officer of the Buyer that the condition set forth in Section 6.1 has been fulfilled.

        6.3 OPINION OF COUNSEL. SMEI and the Stockholder shall have received an opinion of counsel for the Buyer substantially in the form of Exhibit F hereto.

        6.4 CONSENTS. The Buyer shall have delivered to SMEI and the Stockholder the consents of third parties to the transactions hereby contemplated set forth on Schedule 6.5.

        6.5 REGISTRATION RIGHTS AMENDMENT. The Buyer shall have executed and delivered to SMEI the Registration Rights Amendment.

        6.6 SPONSORSHIP AND CONTENT LICENSE AGREEMENT. The Buyer and the Company shall have delivered to SMEI and the Stockholder the Sponsorship and Content License Agreement, duly executed by the Buyer and the Company.

        6.7 MUSIC VIDEO LICENSE AGREEMENT. The Buyer shall have delivered to SMEI the Music Video License Agreement, duly executed by the Buyer.

        6.8 IPO CLOSING. The Registration Statement shall have been declared effective by the SEC, the shares of Buyer Common Stock to be offered in the IPO shall have been priced by the underwriters selling such shares, and the closing of the purchase and sale of the shares of Buyer Common Stock offered in the IPO shall have been consummated.

        6.9 LISTING. The Buyer shall have filed a listing application to list on NASDAQ the shares of Buyer Common Stock being sold in the IPO and the Buyer Shares, and such listing application shall have been approved.

        6.10 MINIMUM IPO PROCEEDS. The proceeds to the Buyer from the IPO shall be no less than $20,000,000.

                                   ARTICLE VII

                                 INDEMNIFICATION

        7.1 INDEMNITY BY SMEI AND THE STOCKHOLDER. SMEI and the Stockholder, jointly and severally, agree to indemnify and hold harmless the Buyer and its affiliates, officers, directors, employees and agents (collectively, the "BUYER INDEMNIFIED PARTIES"), and following the Closing, the Company and its affiliates, officers, directors, employees and agents (collectively, the "COMPANY INDEMNIFIED PARTIES"), from and against, and to reimburse the Buyer with respect to, any and all loss, damage, liability, claims, cost and expense, including reasonable attorneys' and accountants' fees, incurred by the Buyer Indemnified Parties or the Company Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in Article III hereof, or any certificate delivered by the Sony Parties to the Buyer under this Agreement or (ii) the failure of the Sony Parties to perform any agreement required by this Agreement to be performed by them. The Buyer agrees to give prompt notice to SMEI and the Stockholder of the allegation by any third party of the existence of any liability, obligation, contract, other commitment or state of facts referred to in this Section 7.1. SMEI and the Stockholder shall be entitled to control the contest, defense, settlement or compromise of any such claim (including engagement of counsel in connection therewith), at their own cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise and the Buyer shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that, SMEI and the Stockholder shall not settle or compromise any such claim without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, provided that such consent shall not be required in the event that the settlement or compromise includes an unconditional and complete release of the Company Indemnified Parties and Buyer Indemnified Parties.

        7.2 INDEMNITY BY THE BUYER. The Buyer agrees to indemnify and hold harmless SMEI and the Stockholder, and their respective affiliates, officers, directors, employees and agents (collectively, the "SONY INDEMNIFIED PARTIES"), from and against, and to reimburse the Sony Indemnified Parties on demand with respect to, any and all loss, damage, liability, claims, cost and expense, including reasonable attorneys' and accountants' fees, incurred by the Sony Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in
Article IV hereof or in any certificate or other document delivered to the SMEI and the Stockholder pursuant to the provisions of this Agreement, (ii) the failure of the Buyer to perform any agreement required by this Agreement to be performed by it, (iii) the termination of employment of any Employee on or after the Closing Date or (iv) any liability, obligation or expense arising out of or in connection with any action, suit, claim, charge, complaint, proceeding or investigation to the extent arising out of or in connection with the business or operations of the Company or the Buyer, on or after the Closing Date. SMEI and the Stockholder agree to give prompt notice to the Buyer of the allegation by any third party of the existence of any liability, obligation, contract, other commitment or state of facts referred to in this Section 7.2. The Buyer shall be entitled to control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at its own cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise and SMEI and the Stockholder shall have the right to participate in the contest, defense, settlement or compromise of any such claim at their own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that, the Buyer shall not settle or compromise any such claim without the prior written consent of SMEI and the Stockholder, which consent shall not be unreasonably withheld, provided that such consent shall not be required in the event that the settlement or compromise includes an unconditional and complete release of the Sony Indemnified Parties.

        7.3 LIMITATIONS ON INDEMNIFICATION. Neither the Buyer Indemnified Parties and the Company Indemnified Parties, on the one hand, nor the Sony Indemnified Parties, on the other hand, shall be entitled to be indemnified pursuant to clause (i) of Section 7.1 hereof, or pursuant to clause (i) of
Section 7.2 hereof (as the case may be) unless, until and to the extent that the aggregate of all losses, damages, liabilities, costs and expenses of any kind (other than those referred to in the proviso to this sentence) incurred by the Buyer Indemnified Parties and the Company Indemnified Parties, or the Sony Indemnified Parties, as the case may be ("AGGREGATE LOSSES"), exceeds $250,000; provided that, notwithstanding the foregoing, the Sony Indemnified Parties shall be entitled to be indemnified on a dollar-for-dollar basis from and against all losses, damages, liabilities, costs and expenses arising out of or in connection with the breach by the Buyer of Section 4.6, and the Buyer Indemnified Parties shall be entitled to be indemnified on a dollar-for-dollar basis from and against all losses, damages, liabilities, costs and expenses arising out of or in connection with the breach by SMEI or the Stockholder of Section 3.6 hereof and in no event shall the liability of SMEI and the Stockholder, on the one hand, or the Buyer, on the other hand, for all Aggregate Losses hereunder exceed the Purchase Price. Claims made for indemnification hereunder for a breach of a representation or a warranty must be made prior to the first anniversary of the Closing Date. SMEI and the Stockholder shall have the right to pay any of their indemnification obligations hereunder (other than for direct, out-of-pocket third-party costs and expenses incurred in connection with third-party claims, and amounts actually paid to third parties in settlements entered into in accordance herewith or pursuant to a final judgment not subject to appeal) by delivering Buyer Shares to the Buyer, which Buyer Shares shall be valued, for purposes of this Section 7.3, at a price per share equal to the Offering Price.

                                  ARTICLE VIII

                               FURTHER AGREEMENTS

        8.1 ACCESS TO INFORMATION. The Sony Parties will afford to the Buyer, through their officers, attorneys, accountants and authorized representatives, reasonable access to the offices, properties, books and records of the Stockholder and the Company on reasonable notice during normal business hours in order to permit the Buyer to make such investigation of the business, properties and operations of the Stockholder and the Company as the Buyer may deem necessary or desirable. The Buyer will conduct its due diligence investigation in a manner which will not interfere with the ongoing business of the Stockholder and the Company, and the Buyer will coordinate communications with the Stockholder's employees through representatives of the Sony Parties and will use its best efforts to maintain the confidentiality of the transaction contemplated hereby with respect to the Stockholder's employees. The Buyer will afford the Sony Parties, through its officers, attorneys, accountants and authorized representatives, reasonable access to the offices, properties, books and records of the Buyer on reasonable notice during normal business hours in order to permit the Sony Parties to make such investigation of the business, properties and operations of the Buyer as the Sony Parties may deem necessary or desirable.

        8.2 CONFIDENTIALITY; PUBLICITY. The parties acknowledge that they continue to be subject to the confidentiality agreement dated February 2, 1999, which continues in full force and effect. In addition to their obligations thereunder, the parties agree as follows:

               (a) The Sony Parties agree to, and shall cause their respective directors, officers, employees and agents (each a "SONY RECIPIENT") to, maintain in confidence the terms of this Agreement and all information furnished to them in connection with or relating to this Agreement or the business and affairs of the Buyer. The preceding sentence shall not apply to information that (i) becomes generally available to the public other than as a result of disclosure by such Sony Recipient contrary to this Agreement, (ii) was available to such Sony Recipient on a non-confidential basis prior to the disclosure to such Sony Recipient by the Buyer, (iii) becomes available to such Sony Recipient on a non-confidential basis from a source other than the Buyer, unless such Sony Recipient knows that such source is bound by a confidentiality agreement or is otherwise prohibited from transmitting the information to such Sony Recipient by a contractual obligation, (iv) is independently developed by such Sony Recipient without reference to confidential information received from the Buyer, or (v) is required to be disclosed by law or legal process.

               (b) The Buyer agrees to, and shall cause its directors, officers, employees and agents (each a "BUYER RECIPIENT") to, maintain in confidence the terms of this Agreement and all information furnished to them in connection with or relating to this Agreement or the business and affairs of the Stockholder and the Company. The preceding sentence shall not apply to information that (i) becomes generally available to the public other than as a result of disclosure by such Buyer Recipient contrary to this Agreement, (ii) was available to such Buyer Recipient on a non-confidential basis prior to the disclosure to such Buyer Recipient by the Sony Parties,

(iii) becomes available to such Buyer Recipient on a non-confidential basis from a source other than the Sony Parties, unless such Buyer Recipient knows that such source is bound by a confidentiality agreement or is otherwise prohibited from transmitting the information to such Buyer Recipient by a contractual obligation, (iv) is independently developed by such Buyer Recipient without reference to confidential information received from the Sony Parties, or (v) is required to be disclosed by law or legal process.

               (c) Neither the Buyer nor the Sony Parties, nor any Buyer Recipient or Sony Recipient, will issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement or the terms thereof without the written prior consent of the other party, provided that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is required to do so and gives prior notice to the other party, provided further that the Buyer will provide SMEI with a reasonable opportunity to review and comment on the disclosure in the Registration Statement regarding this Agreement and the transactions contemplated hereunder. The Buyer agrees that it will not make any disclosure regarding the transaction to any employees of the Stockholder without the prior written consent of the Sony Parties.

        8.3 CONDUCT OF BUSINESS. From and after the date hereof and prior to the Closing Date, SMEI shall cause the Stockholder and the Company to conduct the Business in the ordinary course thereof, consistent with past practices, except as may be reasonably necessary or desirable to effectuate the transactions contemplated hereby.

        8.4 NAMES. Except as explicitly provided in the Music Video License Agreement, from and after the Closing Date, neither the Company, the Buyer nor any of their affiliates shall use the names "Sony," "Sony Music" or any other logo, trademark, trade name, assumed name or service mark of any Sony Party or any of their affiliates or labels, or any logo, trademark, trade name, assumed name, service mark or other name derived from or confusingly similar to any such name.

        8.5 TRANSITION SERVICES. During the 90-day period following the Closing Date, SMEI shall continue to provide those services listed on Schedule 8.5 that it had provided to the Stockholder and the Company prior to the Closing Date. The Buyer agrees to reimburse SMEI on a monthly basis for all of such services in accordance with the terms set forth in Schedule 8.5.

        8.6 EMPLOYEE SEVERANCE. The Buyer agrees that the Company shall be solely liable, the Buyer shall cause the Company to pay, and SMEI and the Stockholder shall have no liability for, amounts owed, for severance or otherwise, to any Employees that are terminated on or after the Closing Date.

        8.7 LISTING OF BUYER SHARES. Prior to Closing, the Buyer shall include the Buyer Shares in its application to list on NASDAQ the shares of Buyer Common Stock to be sold in the IPO. The Buyer shall use its best efforts to cause such listing application to be approved as soon as possible after filing.

        8.8 SMEI'S PURCHASE OF IPO SHARES. Prior to the Closing Date, upon effectiveness of the IPO, SMEI or its designee shall purchase shares of Buyer Common Stock from the underwriters in the IPO that in the aggregate have a value of $1,000,000, valued at the Offering Price. The Buyer agrees to cause such shares to be made available for purchase by SMEI or its designee at the Offering Price.

        8.9 DIVIDEND OF BUYER SHARES BY STOCKHOLDER TO SMEI. Within 30 days after the Closing, the Stockholder shall declare and pay a dividend to SMEI consisting of all of its rights, title and interest in the Buyer Shares which were issued to the Stockholder by the Buyer pursuant to Section 2.2 of this Agreement.

        8.10 REDUCTION OF BUYER SHARES. Notwithstanding anything contained in this Agreement, in the event that the issuance and delivery of the Buyer Shares to the Stockholder on the Closing Date pursuant to Section 2.2 would result in the Stockholder owning 15% or more of the outstanding voting securities of the Buyer, the Buyer shall pay the Purchase Price by (i) issuing and delivering such number of shares of Buyer Common Stock to the Stockholder that will result in the Stockholder owning 14.9% of the outstanding voting securities of the Buyer and (ii) issuing and delivering to the Stockholder an option, exercisable upon or after expiration or termination of the Hart-Scott-Rodino Act waiting period referred to in the next sentence, to acquire for an aggregate exercise price of $.01 such number of shares of Buyer Common Stock equal to (a) the number of Buyer Shares that would have been issued and delivered to the Stockholder on the Closing Date but for this Section 8.10, minus (b) the number of shares of Buyer Common Stock that are issued and delivered to the Stockholder on the Closing Date. If the number of shares of Buyer Common Stock to be issued and delivered on the Closing Date to the Stockholder is adjusted pursuant to this Section 8.10, then the Buyer and the Stockholder agree that following the Closing Date, each will promptly file a notification and report relating to the Stockholder's acquisition of 15% or more of the outstanding voting securities of the Buyer with the Federal Trade Commission and the Department of Justice in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO Act"), will seek early termination of the waiting period under the Hart-Scott-Rodino Act and will promptly furnish any additional information requested under the Hart-Scott-Rodino Act.

                                   ARTICLE IX

                                   TERMINATION

        9.1 RIGHT TO TERMINATE. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

               (a) by the mutual written consent of the Buyer and the Sony Parties;

               (b) by the Buyer, upon written notice to the Sony Parties, if the Sony Parties have not fulfilled one or more of the conditions specified in
Article V at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice Buyer has complied in all material respects with its obligations under this Agreement;

               (c) by the Sony Parties, upon written notice to the Buyer, if the Buyer has not fulfilled one or more of the conditions specified in Article VI at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice the Sony Parties have complied in all material respects with their obligations under this Agreement; or

               (d) by written notice sent by either the Buyer or the Sony Parties after May 31, 1999, if the Closing shall not have occurred by 11:59 p.m. on May 31, 1999; provided that the party seeking termination is not the cause of the failure to close.

        9.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 9.1, all further obligations of the parties under this Agreement except for the obligations under Section 8.2 shall terminate, no party shall have any right under this Agreement against any other party except as set forth in this Section 9.2, and each party shall bear its own costs and expenses; provided, however, that termination under Section 9.1 shall not relieve any party of liability for any failure to perform or comply with this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 NOTICES. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

                                If to the Sony Parties:

                                c/o Sony Music Entertainment Inc.
                                550 Madison Avenue
                                New York, New York 10022
                                Attention: General Counsel

                                With a copy to:

                                Rosenman & Colin LLP
                                575 Madison Avenue
                                New York, New York 10022-2585
                                Attention: Lisa Weiss, Esq.

                                If to the Buyer:

                                Launch Media, Inc.
                                2700 Pennsylvania Avenue
                                Santa Monica, CA 90404
                                Attention: President

                                With a copy to:

                                Gray Cary Ware & Freidenrich LLP
                                400 Hamilton Avenue
                                Palo Alto, CA 94301
                                Attention: James M. Koshland

        Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery or (b) in the case of certified U.S. mail, five days after deposit in the U.S. mail.

        10.2 SURVIVAL. All statements, certifications, indemnifications, representations and warranties made hereby by the parties to this Agreement, and their respective covenants, agreements and obligations to be performed pursuant to the terms hereof, shall survive the Closing Date and the representations and warranties made hereby by the parties shall terminate on the first anniversary of the Closing Date.

        10.3 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules to this Agreement, the Registration Rights Amendment, the Content License Agreement, the Music Video License Agreement and the Confidentiality Agreement previously signed by the Buyer and SMEI contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

        10.4 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other party, except that this Agreement be assigned by any party hereto to an Affiliate, provided that the assigning party shall remain jointly and severally liable with such Affiliate for its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        10.5 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

        10.6 BOOKS AND RECORDS. From and after the Closing, Buyer shall, and shall cause the Company to, provide SMEI and the Stockholder with such information as may be reasonably requested for all periods prior to the Closing Date to enable SMEI and the Stockholder to prepare tax returns and financial and other reports and SMEI and the Stockholder shall, on reasonable notice to the Company and the Buyer, have access during usual business hours to the books and records included in the assets of the Company for all periods prior to the Closing Date and may make copies and extracts from such books and records, for all reasonable business and tax purposes. The Buyer agrees to cause the Company to retain its books and records for all periods prior to the Closing Date for at least ten (10) years after the Closing Date.

        10.7 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

        10.8 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

        10.9 EXPENSES. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

        10.10 HEADINGS. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a schedule is or is not material for purposes of this Agreement.

        10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        10.12 GOVERNING LAW; JURISDICTION. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. The Buyer agrees that any action, proceeding or claim it commences against any Sony Party pursuant to this Agreement shall be brought in either the courts of the State of New York, sitting in New York County, or the courts of the United States for the Southern District of New York. The Company agrees that any action, proceeding or claim it commences against SMEI or the Stockholder pursuant to this Agreement shall be brought in either the courts of the State of New York, sitting in New York County, or the courts of the United States for the Southern District of New York. Each of the Stockholder and SMEI agrees that any action, proceeding or claim it commences against the Buyer or the Company pursuant to this Agreement shall be brought in either the courts of the State of California, sitting in Los Angeles County, or the courts of the United States for the Southern District of California.

        10.13 FURTHER ASSURANCES. From time to time following the Closing, SMEI and the Stockholder shall execute and deliver, or cause to be executed and delivered, to the Buyer such other instruments of conveyance and transfer as the Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer and to put the Buyer in possession of, any part of the Company Shares. From time to time following the Closing, the Buyer shall execute and deliver, or cause to be executed and delivered, to SMEI and the Stockholder such other instruments of conveyance and transfer as SMEI or the Stockholder may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Stockholder or its designee and to put the Stockholder or its designee in possession of, any part of the Buyer Shares.

        IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                       LAUNCH MEDIA, INC.

                                       By: /s/ ROBERT D. ROBACK
                                           -------------------------------------

                                       Title:  President
                                              ----------------------------------


                                       SW NETWORKS INC.

                                       By:  /s/ RON URBAN
                                           -------------------------------------

                                       Title: VP
                                              ----------------------------------

                                       SW HOLDINGS INC.

                                       By:  /s/ RON URBAN
                                           -------------------------------------

                                       Title: Secretary
                                              ----------------------------------

                                       SONY MUSIC ENTERTAINMENT INC.

                                       By:  /s/ KEVIN M. KELLEHER
                                           -------------------------------------

                                       Title:  SVP & CFO
                                              ----------------------------------

                                                                       EXHIBIT A


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ____________, 1999, between SW NETWORKS INC., a New York corporation ("Transferor"), and SW HOLDINGS INC., a Delaware corporation ("Transferee").

               In consideration of 100 shares of common stock, par value $.01 per share, of Transferee received by Transferor and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. The Transferor hereby assigns, transfers and conveys to the Transferee, its successors and assigns, and Transferee does hereby accept, all of the Transferor's right, title and interest in and to the business and assets of the Transferor (the "SW Assets"), excluding only those assets and liabilities set forth on Schedule A annexed hereto (the "Excluded Assets and Liabilities"). Transferee hereby assumes and agrees to pay, perform and discharge all of the Transferor's liabilities and obligations arising out of or relating to the SW Assets, including, without limitation, Transferor's liabilities and obligations under all contracts, agreements and other arrangements included as part of the SW Assets, oral or written (the "Assumed Liabilities"), excluding only those liabilities, obligations, contracts, agreements and other arrangements set forth on Schedule A hereto. Transferor has retained, and is not transferring hereby, the Excluded Assets and Liabilities, and Transferee is not assuming any liabilities or obligations of Transferor other than the Assumed Liabilities.

               2. Each party hereby covenants and agrees that, at the reasonable request of the other party, and at the requesting party's cost and expense, it shall execute and deliver such further instruments and take such further actions as may be reasonably necessary or appropriate in order to more effectively effectuate the transfer of the SW Assets and assumption of the Assumed Liabilities contemplated herein.

               3. To the extent that the assignment of any SW Asset pursuant to
Section 1 hereof shall require the consent of any party, including, without limitation, any Federal, state or local government entity, this Assignment and Assumption Agreement shall not constitute an assignment of such SW Asset. Each of Transferor and Transferee agrees that it will use its commercially reasonable efforts to obtain the consent of all parties whose consent is required for the transfer of any SW Asset to Transferee. If such consent is not obtained, Transferor will cooperate with Transferee in any reasonable arrangement designed to provide Transferee with the benefit under any such SW Asset.

               4. TRANSFEROR DOES NOT MAKE, AND SHALL NOT BE DEEMED TO HAVE MADE HEREIN, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, MERCHANTABILITY OR FITNESS FOR USE OF ANY OF THE SW ASSETS, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. TRANSFEROR SHALL HAVE NO LIABILITY OF ANY KIND TO TRANSFEREE FROM

OR ARISING OUT OF THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, AND TRANSFEREE SHALL NEITHER HAVE NOR ASSERT ANY RIGHTS WHATSOEVER HEREUNDER.

               5. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed as of the date first written above.


                                       SW NETWORKS INC., as transferor

                                       By: _____________________________________


ACCEPTED AND AGREED:

SW HOLDINGS INC.,
as transferee

By: _____________________________
      Name:
      Title:

                  SCHEDULE A - EXCLUDED ASSETS AND LIABILITIES


1. All accounts receivable of Transferor at ______________, 1999, including for any accounts not yet billed but that arise from services provided through and including _______________, 1999.

2.      All accounts payable of Transferor at _____________, 1999.

3. All liabilities and obligations associated with the following pending actions:

        a. Mantel v. SW Networks, Inc. and Sony Corporation of America, Inc., in Supreme Court, New York County, against SW Networks and the Company.

        b.  Conover v. SW Networks, in Supreme Court, New York County.

4.      Any cash and cash equivalents or rights thereto.

5. All rights and obligations under any Agreements between SW Networks and On Radio Inc. (formerly Electric Village, Inc.) (as such agreements have been amended or modified), including, without limitation, the following agreements:

        Common Stock and Warrant Purchase Agreement, dated as of April 1, 1998

        Electric Village, Inc. Common Stock Purchase Warrant No 1, dated as of April 1, 1998

        Electric Village, Inc. Common Stock Purchase Warrant No 2, dated as of April 1, 1998

        Registration Rights Agreement, dated as of April 1, 1998

        Agreement dated as of April 1, 1998 among SW Networks, Sony Music Entertainment Inc. and Electric Village, Inc.

6.      Any rights whatsoever in and to the domain name: classicemail.com

7. Assets and properties of every kind and description not used solely in Transferor's business, including, without limitation, (i) assets and properties relating to both Sony Music Entertainment Inc.'s ("Sony Music") other businesses and the business of Transferor being transferred hereby (the "SW Business") used in connection with providing internal staff services (e.g., telecommunications, payroll, mail, banking, treasury, legal, human resources, employee benefits, insurance, tax and purchasing), (ii) books of account, files, papers and records containing information relating to both Sony Music's other businesses and the SW Business which are not reasonably susceptible of separation so as to contain information relevant only to the SW Business, and (iii) assets and properties, wherever located, leased to Sony Music or any affiliate thereof other than Transferor.

8.      All liabilities for income taxes.

9. Liabilities for sales and use taxes payable to the State of New York, plus any potential penalties and interest thereon.

                                                                       EXHIBIT B



                    SPONSORSHIP AND CONTENT LICENSE AGREEMENT

THIS SPONSORSHIP AND CONTENT LICENSE AGREEMENT ("Agreement") is made and entered into as of this _____ day of March, 1999 (the "Effective Date") among LAUNCH MEDIA, INC., ("Launch") a _______________corporation with offices at 2700 Pennsylvania Avenue, Santa Monica, California 90404, SW Holdings Inc., a Delaware corporation, with offices at 1370 Avenue of the Americas, New York, New York 10019 (the "Company") and SONY MUSIC, A GROUP OF SONY MUSIC ENTERTAINMENT INC. ("Sony Music"), a Delaware corporation, with offices at 550 Madison Avenue, New York, NY 10022.

WHEREAS, Launch, SW Networks Inc., a Delaware corporation (the "Stockholder") and Sony Music have simultaneously entered into a separate stock purchase agreement (the "Purchase Agreement") under which Launch acquired all of the capital stock of the Company, formerly an indirect subsidiary of Sony Music and the successor to the business formerly operated by SW Networks, a New York general partnership (the "Partnership") and the Stockholder, the former general partner of the Partnership and sole stockholder of the Company (such business being referred to as the "SW Networks Business"); and

WHEREAS, Launch and Sony Music have further agreed that, subject to the terms and conditions of this Agreement, the Company will license Sony Music the Content (as defined) utilized in the conduct of the SW Networks Business.

THEREFORE, IN CONSIDERATION of the mutual promises and understandings set forth in this Agreement, the parties hereby agree as follows:

1.      GRANT OF LICENSE

        1.1.1 Subject to the terms and conditions of this Agreement, the Company grants to Sony Music a limited, worldwide, non-exclusive and non-transferable license to reproduce, publish, display, perform, distribute and transmit: (a) all currently existing SW Networks Business materials and content which has been transferred and/or assigned to the Company immediately prior to execution of the Purchase Agreement and which has been made available to the radio station affiliates of the SW Networks Business, and (b) all materials and content (including access to artists, actors and celebrities, satellite tours etc.) relating to the SW Networks Business produced by the Company or by Launch, its affiliates or third parties (including any and all text and audio files produced) primarily for use by the Company or in the SW Networks Business, which is made available by the Company, Launch or its affiliates to the radio station affiliates of the SW Networks Business, after the Effective Date (such materials and content described in the foregoing clauses (a) and (b) being referred to collectively as "Content"), for use only on Sony Web Sites (as hereinafter defined), Sony Operated Sites (as hereinafter defined) and related customized consumer delivery services, including, without limitation, other electronic delivery options such as e-mail delivery or any other electronic delivery service now known or hereafter developed.

--------------------------------------------------------------------------------

        1.1.2 As used herein, the "WebSite" means any specific or unique physical or logical address on the publicly available network of computer networks commonly referred to as the Internet, including, without limitation, that portion of the Internet known as the "World Wide Web" (generally referred to as a "uniform resource locator" or "URL").

        1.1.3 As used herein, a "Sony Web Site" means a Web Site which is controlled by a Sony Music Entity (as hereinafter defined).

        1.1.4 As used herein, a "Sony Operated Site" means a Web Site which is operated or managed, in whole or in part, but not controlled, by a Sony Music Entity (as hereinafter defined).

        1.1.5 As used herein, "Sony Music Entities" means Sony Music, Sony Music's direct and indirect parent companies and subsidiaries and any affiliate of the foregoing (including, without limitation, The Columbia House Company, Total E, Sony Pictures Entertainment Inc., Sony Online Entertainment Inc. and Sony Electronics Inc.).

        1.1.6 The rights licensed hereunder shall include the right to reproduce, publish, display, perform, distribute and transmit all archived Content described in clause (a) of Section 1.1.1 as well as the right to store and archive all Content delivered hereunder and to reproduce, publish, display, perform, distribute and transmit such archived Content for use described in Section 1.1.1 in perpetuity.


        1.1.7 Notwithstanding any provision in this Agreement to the contrary, in the event that Sony Music acquires an entity which is a party to an agreement with Launch or the Company in respect of the Content, such agreement shall govern the use of such Content by such entity only until the sooner to occur of (a) the date of termination of such agreement and
        (b) that date that is one year after the date of acquisition of such entity.


2.      DELIVERY OF CONTENT


2.1 The Company shall deliver Content to Sony Music [*] that such Content is delivered by the Company to any Web Site based service and [*] that such content is delivered by the Company to any of the radio station affiliates or other customers of the SW Networks Business, in the format described in Schedule A hereto.


3.      OWNERSHIP AND TREATMENT OF CONTENT


3.1 Sony Music shall place attribution to Launch and/or the Company on the Sony Web Sites [*] including appropriate copyright, service mark and trademark or other proprietary rights notices. The parties acknowledge that all copyrights, logos, trademarks, service marks, symbols and corporate and brand identifiers (collectively, "Marks") of each party, and all good will associated therewith, shall remain the exclusive property of such party and the other will take no



[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


--------------------------------------------------------------------------------
action that infringes, abridges, jeopardizes, undermines or reduces the value of, or in any way dilutes the other's ownership or other rights in and to its Marks.

2.2 Sony Music shall be entitled to promote the Content and the Sony Web Sites and, in so doing, may use Launch's, the Company's and the SW Networks name as well as the names and information provided to Sony Music by Launch and/or the Company relating to authors and contributors to the Content, in each case solely for promotional purposes but not as an endorsement of any product or service.

4.      LICENSE FEES


4.1 In consideration for the license granted to Sony Music pursuant to this Agreement, Sony Music shall pay the Company the sum of Fifty Thousand Dollars ($50,000) quarterly on each of April 15, July 15, October 15 and January 15, during the Term.


4.2 In the event that Sony Music elects to use the Content on Sony Operated Sites, Sony Music and Launch will negotiate in good faith an appropriate increase in the license fee payable to Launch pursuant to Section 4.1 hereof, or such other appropriate compensation as the parties shall agree, for such use.

5.      PURCHASE OF ADVERTISING/PROMOTION


5.1 Sony Music shall purchase (or caused to be purchased, as provided below) advertising or promotional/sponsorship spots, as determined by Sony Music, on Web Sites or other media properties operated by Launch or its affiliates as determined by Sony Music in a minimum aggregate amount of (a) $800,000 during the first year of the Term, and (b) $1,300,000 during the second year of the Term and each Additional Term in effect. Payment of Sony Music's commitment under this Section 5.1 shall be made in equal quarterly installments, provided that Launch shall be obligated (subject to exclusivity commitments discussed below) to satisfy any request for the purchase of advertising or promotional/sponsorship spots for the requested dates, times and targets (such as category or search term targets) if Sony Music gives Launch notice of such request not less than thirty days prior to the first date of intended display of such requested advertising or sponsorship/promotion. [*]. Any portion of Sony Music's commitment under this Section 5.1 may be used by Sony Music toward the payment of customer acquisition fees and otherwise as the parties may agree. All purchases of advertising and promotional spots,



[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


--------------------------------------------------------------------------------
and all payments of customer acquisition fees, by any entity which Sony Music controls, is under common control with, or has an equity interest in, or by any strategic alliance, joint venture or co-marketing relationship in which any of the foregoing entities participates (including, without limitation, The Columbia House Company, Total E, Sony Pictures Entertainment Inc., Sony Online Entertainment Inc. and Sony Electronics Inc.) shall be credited toward Sony Music's commitment hereunder, provided that Launch shall not be required to sell advertising to any such entity if such sale would violate any exclusive advertiser or sponsor agreements Launch may have with third parties. Launch will promptly notify Sony Music of all such exclusive agreements and, in the event that any such exclusive arrangements have a material adverse effect on the ability of Sony Music to meet its purchase commitment hereunder, Launch and Sony Music shall negotiate in good faith an appropriate reduction of the amount of such commitment. Notwithstanding the foregoing, Sony Music shall not receive credit hereunder for any advertising purchased by Sony Computer Entertainment Inc. for the Sony Playstation(TM) product or any advertising purchased by Sony Electronics Inc. for display in Launch's CD-ROM products and shall only receive credit for [*] of any advertising purchased by Sony Electronics Inc. for display in on-line media properties operated by Launch. In the event that Sony Music and any of the foregoing entities purchase advertising or promotional spots or pay customer acquisition fees in any period in an amount which, in the aggregate, is greater than Sony Music's commitment under this Section 5.1 for such period, the amount of such payments in excess of such commitment for such period shall be credited on a "dollar-for-dollar" basis to Sony Music's commitment under this
Section 5.1 for the immediately succeeding periods. If Sony Music (together with the foregoing entities) has not placed advertising or promotion/sponsorship in an amount equal to the payments made by it in any annual period, the unused portion of such payments up to the aggregate price of all requested advertising or promotion/sponsorship which Launch did not provide during the applicable year shall be credited to purchases of advertising or promotional/sponsorship spots in succeeding periods, until fully utilized.


6.      WARRANTIES

6.1 Each party represents and warrants to the other that: (i) it has the right to enter into and perform its obligations under this Agreement and (ii) neither the execution or delivery of this Agreement nor performance of its obligations hereunder violates or infringes on the rights of any other party or any applicable laws or regulations.



6.2 Launch and the Company jointly and severally represent and warrant that the Company shall own, or shall have a license, which includes the right to grant sublicenses, with respect to, all right, title and interest in and to the Content created after the date hereof, including, without limitation, all rights under the laws of patent, copyright, trademark, trade secret or any other intellectual property right.



6.3 [*]




[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



--------------------------------------------------------------------------------

6.4 [*]


6.5 Launch will at all times indemnify and hold Sony Music harmless from and against any and all claims, damages, liabilities, costs and expenses (including legal expenses and counsel fees) arising out of any breach by Launch of any representation, warranty or agreement made by Launch herein. Launch will reimburse Sony Music on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which Sony Music is entitled to be indemnified. Launch's indemnification obligation hereunder shall be limited to the aggregate amounts paid to Launch hereunder.

6.6 EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER PARTY MAKES ANY
REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THE CONTENT OR SONY WEB SITES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

6.7 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, MULTIPLE, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST BUSINESS PROFITS) WITH RESPECT TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE SAME.

7.      TERM AND TERMINATION

7.1 The initial term of this Agreement (the "Initial Term") will commence as of the Effective Date and continue for a period of two (2) years from the Effective Date, unless earlier terminated as permitted under the terms of this Agreement. After the Initial Term, this Agreement shall continue in effect for up to three
(3) additional, separate one year terms (each, an "Additional Term") at the sole option of Sony Music to be exercised by written notice delivered to the Company prior to the expiration of the Initial Term or an Additional Term, as applicable. The license fee for each Additional Term shall be the same as the license fee set forth in Section 4.01 hereof. The Initial Term and any Additional Terms in effect constitute the "Term" of this Agreement.

7.2 If either party materially breaches any provision of this Agreement, the other party may (reserving cumulatively all rights and remedies under this Agreement and the Purchase Agreement, at law and in equity) terminate this Agreement on not less than 30 days' written notice; provided, however, that this Agreement shall not terminate if the party in breach has cured the breach of which it has been notified, prior to the expiration of the notice period.



[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


--------------------------------------------------------------------------------
                                                                          Page 5

8.      GENERAL

(a) Independent Contractors. The parties hereunder are acting as independent contractors and neither party has any authority to make commitments, enter into contracts, bind or otherwise obligate the other in any manner. This Agreement is not intended and does not confer rights or remedies on third parties, nor does it create an agency, partnership, joint venture, fiduciary relationship or any other form of legal association other than arm's length contracting parties.

(b) Advertising and Publicity. Except as provided in Article 3 above, no party shall use the name or Marks of any other party, its products or services in any advertising, publicity releases, marketing or otherwise, without prior written approval of such other party.

(c) Entire Agreement. This Agreement, including Schedule A hereto, together with the Purchase Agreement and the other agreements annexed thereto as Exhibits contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

(d) Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

(e) Assignment. Except for assignments by Sony Music to Sony Music Entities, no party may assign this Agreement or any of its rights and/or obligations hereunder, without the prior written consent of the other parties, and any such purported assignment shall be void.

(f) No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

(g) Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this

--------------------------------------------------------------------------------
                                                                          Page 6

    Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

(h) Headings. Articles titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Schedule A referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if it was set forth verbatim herein.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) Notices. Notices shall be delivered in the manner specified in Section 10.1 of the Purchase Agreement.

(k) Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. Launch agrees that any action, proceeding or claim it commences against Sony Music pursuant to this Agreement shall be brought either in the courts of the State of New York, sitting in New York County, or the courts of the United States for the Southern District of New York. Sony Music agrees that any action, proceeding or claim it commences against the Company or Launch pursuant to this Agreement shall be brought either in the courts of the State of California, sitting in Los Angeles County, or the courts of the United States for the Southern District of California. Service of process in any such action or proceeding brought against a party may be made by registered mail addressed to such party at the address set forth in Section 10.1 of the Purchase Agreement.

LAUNCH MEDIA INC.                      SONY MUSIC, A GROUP OF SONY MUSIC
                                       ENTERTAINMENT INC.

By: _____________________________      By: _________________________________

Name: ___________________________      Name: _______________________________
            [Type or Print}                        [Type or Print]

Title: __________________________      Title: ______________________________

Date: ___________________________      Date: _______________________________




--------------------------------------------------------------------------------

SW HOLDINGS INC.

By: ____________________________________

Name: __________________________________
               [Type or Print]

Title: _________________________________

Date: __________________________________
















--------------------------------------------------------------------------------
                                                                          Page 8

                                                                       EXHIBIT C

                               MUSIC VIDEO LICENSE

        Agreement made as of _______________, 1999 between LAUNCH MEDIA,, INC., a _______________ corporation, with offices at 2700 Pennsylvania Avenue, Santa Monica, California 90404 (hereinafter "Launch" or "you") and Sony Music, a Group of Sony Music Entertainment Inc., a Delaware corporation, with offices at 550 Madison Avenue, New York, New York 10022-3211 (hereinafter "Sony").

        WHEREAS, Launch, SW Networks Inc., a Delaware corporation and Sony have simultaneously entered into a separate stock purchase agreement (the "Purchase Agreement") under which Launch acquired all of the capital stock of SW Holdings Inc., formerly an indirect subsidiary of Sony and the successor to the business formerly operated by SW Networks, a New York general partnership and SW Networks Inc., a Delaware corporation and the former general partner of SW Networks and sole stockholder of SW Holdings Inc.;

        WHEREAS, Launch is, among other things, in the business of exhibiting music videos via the Internet;

        WHEREAS, Sony owns and/or controls various Music Videos embodying Recordings produced in the United States and recorded in the English language by various Sony recording artists (each, a "Sony Artist"), and the intellectual property rights therein; and

        WHEREAS, Launch desires to obtain from Sony and Sony desires to grant to Launch a limited, non-exclusive license, pursuant to the terms hereof, to exhibit certain Music Videos as part of a single genre-specific, non-interactive, non-subscription music video webcasting service to be offered as part of the service accessible solely over the World Wide Web on one Web Site located at either the URL www.musicvideos.com or the URL www.launch.com and as further described in Exhibit A attached hereto (the "Service").

        NOW, THEREFORE, in consideration of the mutual promises contained herein and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

1.      TERM AND TERRITORY

        1.01. The term of this license agreement ("Term") will begin as of the date hereof and will continue, unless sooner terminated pursuant to Article 9, for a period ending on the sooner to occur of (i) the date that is twelve months after the date on which you exhibit the first Music Video licensed hereunder on the Service, and (ii) the date which is thirteen months after the date hereof.

        1.02. The territory of the License (as defined in Section 2.01 below) is the World ("Territory"). Notwithstanding the foregoing, you shall not market the Service in any manner directed to, or designed to attract, visitors to the Service from countries outside of the United

States. You shall use your commercially reasonable efforts to prevent other Web Sites outside of the United States from creating hypertext links from such Web Sites to the Service.

2.      GRANT OF RIGHTS; MUSIC VIDEOS; UPLOAD RESTRICTIONS AND PROCEDURES



        2.01. Only in respect of the rights Sony owns or controls in and to the Music Videos, and subject to all of the terms and conditions of this Agreement, including, without limitation Exhibit A attached hereto, Sony grants to you a non-exclusive, limited license, without the right to sublicense, during the Term and throughout the Territory (but only to the extent of Sony's rights) to perform, display publicly and, solely to the extent necessary to accomplish the foregoing, reproduce on its own servers, the Music Videos released by Sony from and after the date hereof, delivered to you by Sony pursuant to Section 2.02, solely for purposes of exhibiting such Music Videos on the Service to viewers of the Service (the "License"). For the avoidance of doubt, you shall not be entitled to exhibit such Music Videos to any Person other than viewers of the Service, and solely in the manner prescribed in this Agreement. You shall not be permitted to use the Music Videos for any other programming, or for any form of advertising, including, without limitation advertising of the Service or any other Web Site, or for any other purposes. The License shall only be valid with respect to the Service, which may only exhibit music videos in a non-downloadable manner, via "streaming" technology, in a non-interactive, linear, pre-programmed rotation as further described in Exhibit A.



        2.02. From time to time Sony shall deliver to you analogue format copies of the promotional Music Videos that it makes generally available to other third parties for exhibition (each delivery, a "Delivery") only at such times as Sony makes such Music Videos generally available to such other third parties for such exhibition, provided that, without incurring any liability to you in respect of such non-delivery, Sony shall have no obligation to deliver to you any Music Video if Sony has a good faith concern that that the representations and warranties made by Sony in Section 7.01 may not be true with respect to such Music Video. Launch shall reimburse Sony for all cost of copying and delivering such Music Videos contained in each Delivery promptly following such Delivery. Notwithstanding any provision in this Agreement to the contrary, Sony shall be free to enter into exclusive arrangements with other music video exhibitors, whether or not Internet-based, with respect to any Music Video and shall also be free to exhibit any Music Video exclusively via Web Sites owned or controlled by Sony or managed or operated, in whole or in part, by Sony. [*].

        2.03. [*]



        2.04. [*]



[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

agreement shall continue to govern the license of such music videos to such acquired entity for the term thereof.


2.05.   [*]


3.      OTHER LIMITATION OF RIGHTS


        3.01. (a) The License is limited to the use of the Music Videos solely in the manner set forth in Article 2 above, this Article 3 and in accordance with Exhibit A. Any and all other rights in connection with the Music Videos are specifically reserved by Sony. Nothing herein shall be construed as permitting you to (i) [*], or (ii) otherwise exploit the Music Videos, except as expressly set forth herein. Nothing herein shall be construed as permitting you to strip the audio portion of any Music Video from the video portion thereof, which, for the avoidance of doubt, is expressly prohibited. This License shall be immediately terminated in the event that viewers of content delivered via "streaming" technology have the capacity to download such content.


        (b) [*]. Launch hereby covenants and agrees that, in all such circumstances, the Music Videos shall only be exhibited on the Service, and shall not be exhibited on a Web Site owned or operated by any such third party. [*].
        (c) You covenant and agree that, except as expressly set forth herein
(i) the Music Videos will not be edited, modified or otherwise altered, (ii) you will not include the Music Videos in computer files other than those computer files created for use as part of the Service, and (iii) you shall be solely responsible for any and all costs, fees, expenses or other charges in connection with the uses of the Music Videos permitted hereunder and the maintenance of the Music Videos and computer files embodying Music Videos (including, without limitation, any

[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

royalties, taxes, re-use payments or other third party fees that may be required in connection with your use of the Music Videos, pursuant to paragraph 3.03 or otherwise).


        (d) Notwithstanding anything to the contrary in this Agreement, in the event that Sony receives a notice from a third party asserting any challenge to Sony's rights with respect to the exhibition of any Music Video on the Service, or if Sony at any time has a good faith concern that that the representations and warranties made by Sony in Section 7.01 may not be true with respect to such Music Video, Sony shall have the right, without incurring any liability to you, at any time, to exclude such Music Video from the Music Videos licensed hereunder, provided that Sony furnishes you with notice of Sony's election to exclude any such Music Video. Without limiting the foregoing, you agree that you shall, immediately following Sony's demand to remove the designated Music Videos but in no event later than two (2) business days from the date of such demand remove from the Service any Music Videos referenced in Sony's demand. You shall promptly notify Sony in writing of your compliance with the terms of this subparagraph 3.01 (c), which notice shall be accompanied by all copies of such Music Videos then in your possession. [*].


        3.02. You will not sublicense, assign or convey in any manner any rights under this Agreement, including, but not limited to, the right to use the Music Videos in conjunction with the Service.

        3.03. As conditions precedent to the exercise by you of any rights granted to you hereunder, you shall be solely responsible for obtaining any and all applicable consents, licenses and permissions from Persons other than Sony which are necessary for your uses of the Music Videos in connection with the Service (e.g., currently effective performance and mechanical copyright licenses for use of the musical compositions embodied in the Music Videos), and, if applicable, you shall become a party to the American Federation of Musicians
(AFM) and American Federation of Television and Radio Artists (AFTRA) collective bargaining agreements covering the creation and exploitation of the Service, and any other applicable collective bargaining agreements, and you shall fully comply with the terms and conditions of all such agreements. Your failure to so obtain any such applicable consents, permissions or licenses or to become a signatory to any applicable collective bargaining agreement in respect of any of the Music Videos shall result in the License being void with respect to all the Music Videos so affected and you specifically agree that you shall have no right to use such Music Videos.


        3.04. (a) You shall include on the Service simultaneously with the exhibiting of each Music Video: (i) The title of the musical composition embodied in the Music Video concerned and the name of the Sony Artist performing such composition and the name of the Sony record label for whom such Sony Artist records, (ii) the appropriate copyright (P) and (c) notices applicable to each of the Music Videos used on the Service, in close juxtaposition to the title(s) of the Recordings concerned, and (iii) the legend: "WARNING: All rights reserved. Unauthorized duplication is a violation of applicable laws." The items prescribed in clauses



[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) and (ii) will be included on the Service in an easily legible manner and in the same size, prominence and type style, as similar items relating to the underlying musical compositions and Recordings licensed to you by third parties.

        3.05. You will place hypertext links in proximity to Music Videos simultaneously with the exhibition of such Music Videos on the Service linking the Service to a page or pages selected by Sony within the "sonymusic.com" Web Site or such other Sony promotional Web Site of Sony's selection.

        3.06. You shall use your best efforts to prevent any third party from hypertext linking to the Service in any manner which results in the Service appearing within a "frame" on such third party Web Site.

        3.07. As between you and Sony, the Music Videos, all performances embodied thereon, and all copyrights and other rights in and to the Music Videos are the sole property of Sony and shall remain the sole and exclusive property of Sony. You warrant, represent and agree that you will not, directly or indirectly, sell or otherwise dispose of, pledge, mortgage or in any way encumber the Music Videos or any other related materials licensed to or created by you with respect thereto.

        3.08. [*]. Sony shall have the right to reject any specific proposed use by you of any particular element of the Music Videos in its sole and reasonable discretion. Sony shall not be deemed unreasonable in rejecting any proposed use of the Music Videos which Sony deems patently offensive or denigrating to Sony and/or any Sony Artist or which, in the judgment of its attorneys, might subject Sony, any Sony Artist or any of Sony's licensees to unfavorable regulatory action, violate any law, infringe the rights of any Person, or subject Sony, any Sony Artist or any of Sony's licensees to liability for any reason.

        3.09. Upon termination of the License, or at the termination or expiration of the Term, or if any Music Videos cease for any reason to be subject to the License, all rights herein granted to you to include the Music Videos concerned on the Service shall forthwith terminate. You shall thereafter have no right to include such Music Videos on the Service. You shall immediately cease to use any computer files embodying or constituting Music Videos, and shall promptly thereafter furnish Sony with a sworn affidavit confirming that you have returned or destroyed all copies of such materials.


        3.10. Except as expressly provided for herein, you may not use the Music Videos for any original programming, products or marketing campaigns of any type or nature, including but not limited to use in any games or trivia contests, nor may you exploit the Music Videos in any commercial on-line services, interactive on-line services, interactive television, telephone, cable or other technology or format, or in any other medium, whether now known or hereafter created, provided, that it shall not be a breach hereof if viewers can access the Service on the World Wide Web by means of broadband Internet Service Providers such as cable, DSL or satellite Internet access services.

[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.      FEES, ADDITIONAL CONSIDERATION

        4.01. [*]


        4.02. [*]


5.      TRADEMARKS, TRADE NAMES, NAMES, LIKENESSES. CREDITS AND MARKETING
        LIMITATIONS

        5.01. You may advertise the Music Videos in connection with the Service only under such trade names or marks as are owned by or licensed to you. You agree that you will not use Sony's trademarks or logotypes, or Sony's name, directly or indirectly, except as provided in Section 3.04 above and Section
5.02 below, in conjunction with the License granted herein.

        5.02. You agree to comply with all formalities necessary to ensure the full protection of Sony's or its licensor's copyrights in the Music Videos and Sony's trademarks.

        5.03. You shall deliver to Sony sample copies and any other copies requested by Sony of artworks, packaging, containers, labels, printed programs, advertising copy and promotional material in connection with the Service, and lists of artists, musical compositions and record companies used as part of the Service. You agree, with respect to Sony Artists whose performances are embodied on Music Videos, that the credits for such artist on the Service, and the artist credits in any advertising for the Service, shall appear in the same size, prominence and type style as the size, prominence, and type style used in connection with credits and advertising for other artists whose work is embodied on the Service.

        5.04. If you become aware of any unauthorized manufacture, advertising, distribution, lease or sale by any third party of the Music Videos, you shall immediately notify Sony thereof and shall cooperate with Sony (at Sony's sole expense) in the event that Sony commences any action or proceeding against such third party.

6.      PAYMENTS AND ACCOUNTINGS, MOST FAVORED NATION, NON-DISCLOSURE


        6.01. You shall, within thirty (30) days following the end of each calendar quarter, pay Sony the License Fee, and all other monies, accrued in such calendar quarter. All payments shall be accompanied by a quarterly accounting statement signed by you, setting forth a description and calculation of the applicable payments in detail sufficient to support the calculations of the amounts paid (including a "playlist" of music video exhibited and a statement of gross revenues for the pertinent accounting period). Such description shall include, without limitation, the

[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

source and amount of any License income for the quarter concerned and the Music Videos concerned. Sony shall be entitled, from time to time, but no more frequently than once during any six month period, to audit your records, and the records of any of your subsidiaries, affiliates and licensees, relating to amounts owed to Sony, at Sony's own expense, upon fifteen (15) days' prior written notice to you.


        6.02. [*]

        6.03. Neither party to this Agreement will disclose to third parties any of the Agreement's terms, except as required by law or by the party's certified public accountant. Without limiting the preceding sentence, neither party shall not issue any press release (or otherwise make any public statement or announcement or distribute to any third party any materials) relating to the substance of this Agreement without the other party's prior written consent, provided that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is required to do so and gives prior notice to the other party; provided further that you will provide Sony with a reasonable opportunity to review and comment on any disclosure in any of your filings under the United States securities laws regarding this Agreement and the transactions contemplated hereunder and, if you are required to file this Agreement under applicable securities laws, you will use best efforts to obtain confidential treatment for those portions of this Agreement that Sony designates.

7.      ADDITIONAL REPRESENTATIONS, WARRANTIES AND INDEMNITIES

        7.01. Sony represents and warrants that:

        (a) It has the right and power to enter into and fully perform the Agreement and to make the commitments it makes herein.

        (b) [*].




        (c) [*]

        (d) Sony is a corporation duly organized and in good standing under the laws of the state of Delaware.

        7.02.  You warrant and represent that:

[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        (a) You have the right and power to enter into and fully perform this Agreement and to make the commitments you make herein, and have obtained or will obtain all necessary licenses, permissions and consents.

        (b) Sony shall not be subject to any costs, fees or other charges (including, without limitation, any royalties) in respect of the creation or exhibition of any Music Videos or in respect of the Service.

        (c) You own, and will own at all times during the Term, all right, title and interest in and to the Service, and all copyrights and other rights therein (other than the underlying rights in the content included therein), throughout the Territory, free and clear of any and all claims or encumbrances whatsoever. The Service, and the operation and use thereof for the purposes described herein, do not, and at no time shall during the Term, violate any law (including, without limitation, any federal law or regulation) or infringe upon or violate the rights of any person or entity.

        (d) The Service currently complies, and shall at all times during the Term comply, with the description of the Service set forth in Exhibit A.

        (e) You have obtained from third parties all licenses and other rights necessary in order to create and operate the Service as contemplated therein and shall make all necessary payments required in connection with the exhibition of the Music Videos hereunder.

        (f) You are a corporation duly organized and in good standing under the laws of the state of Delaware.

        7.03. You will at all times indemnify and hold harmless the Sony Parties and any licensor of a Sony Party from and against any and all claims, damages, liabilities, costs and expenses (including legal expenses and counsel fees) arising out of (a) your or any other Person's use (including but not limited to unauthorized use or duplication), in connection with the Service, of any Music Videos; or (b) any breach or alleged breach by you of any representation, warranty or agreement made by you herein, including, without limitation, your representation, warranty and agreement to secure and pay for all third-party licenses, permissions and consents. You will reimburse the Sony Parties and/or their licensors on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which a Sony Party or its licensors are entitled to be indemnified. Pending the resolution of any claim in respect of which the Sony Parties are entitled to be indemnified under this Agreement, the applicable Sony Party may withhold monies due to you under any other agreement between a Sony Party and you, or any of your affiliates, in an amount not exceeding your potential liability to a Sony Party hereunder.

        7.04. Sony will at all times indemnify and hold you harmless from and against any and all claims, damages, liabilities, costs and expenses (including legal expenses and counsel fees) arising out of any breach by Sony of any representation, warranty or agreement made by Sony herein. Sony will reimburse you on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which you are entitled to be indemnified.

Sony's indemnification obligation hereunder shall be limited to the aggregate amount of the License Fees paid to Sony hereunder.

8.      DEFINITIONS

        8.01. [*]

        8.02. [*]

        8.03. [*]

        8.04. [*]

        8.05. "Music Video" - English language Recordings of Sony Artists produced in the United States coupled with visual images by means of film, videotape or other audiovisual media designed to be used in conjunction with an apparatus that causes a visual image to be seen on a television screen or computer monitor and released by Sony from and after the date hereof.

        8.06. "Person" - any natural person, legal entity, or other organized group of persons or entities. (All pronouns, whether personal or impersonal, which refer to Persons include natural persons and other Persons.)


        8.07. [*]


        8.08. "Recordings" - every recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, or in any other form or format, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of Records or for any other commercial exploitation.

[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        8.09. "Records" - all forms of reproductions, transmissions or communications of Recordings now or hereafter known, manufactured, distributed, transmitted or communicated primarily for home use, school use, juke box use or use in means of transportation, including, without limitations, Records embodying or reproducing sound alone and audiovisual Records. A "Phonographic Record" is a Record as embodied by the manufacturer and/or distributor in a physical, non-interactive Record configuration (e.g., vinyl LP's, cassettes, compact discs, videocassettes) prior to its distribution to the consumer, as opposed to the transmission or communication of a Record to the consumer prior to being embodied in a physical Record configuration, whether or not it may at some point be embodied in a physical Record configuration, by the consumer or under the consumer's direction or control.

        8.10. "Web Site" - any specific or unique physical or logical address on that portion of the publicly available network of computer networks commonly referred to as the Internet known as the "World Wide Web" (generally referred to as a `uniform resource locator' or `URL').

9.      DEFAULT

        9.01. (a) If you fail to timely make payments and render statements to Sony, and/or to make payments to third parties which is not cured within ten
(10) days after written notice thereof; or

        (b) In the event of any breach or alleged breach by you or any of your representations, warranties or obligations hereunder, or in the event that you fail to fulfill any of your obligations hereunder which is not cured within thirty (30) days after written notice thereof; or

        (c) In the event of your dissolution or the liquidation of your assets, or the filing of a petition in bankruptcy or insolvency or for an arrangement or reorganization by, for or against you, or in the event of the appointment of a receiver or a trustee for all or a portion of your property, or in the event that you shall make an assignment for the benefit of creditors or become bankrupt or insolvent;

        then, you shall be deemed in material breach and default hereof and, in addition to such other rights and remedies which Sony has at law or otherwise under this Agreement, (i) in the event of any occurrence described in Section 9.01(c), this Agreement, the License and the Term shall immediately terminate and (ii) in the event of any occurrence described in either Section 9.01 (a) or 9.01(b), Sony may, upon notice to you, immediately terminate this Agreement, the License and the Term.

10.     Video-on-Demand License Negotiation.


10.01.  [*]

[*] = Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

11.     DISCLAIMER OF WARRANTIES

        11.01. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THE MUSIC VIDEOS, OR THE SERVICE, RESPECTIVELY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

        11.02. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, MULTIPLE, SPECIAL OR INDIRECT DAMAGES IN CONNECTION WITH THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO LOST BUSINESS PROFITS) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE SAME.

12.     NOTICES

        12.01. Notices shall be delivered in the manner specified in Section
10.1 of the Purchase Agreement.

13.     MISCELLANEOUS

        13.01. This Agreement and Exhibit A attached hereto, together with the Purchase Agreement and other agreements annexed thereto as Exhibits contains every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein (including as provided in Section 13.06).

        13.02. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

        13.03. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

        13.04. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

        13.05. Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Exhibit A referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if it was set forth verbatim herein.

        13.06. Those provisions of any applicable collective bargaining agreement between Sony and any labor organization which are required, by the terms of such agreement, to be included in this Agreement shall be deemed incorporated herein.

        13.07. You may not assign any of your rights under this Agreement. Sony may not assign its rights under this Agreement in whole or in part without your consent except to an affiliate thereof.

        13.08. If Sony breaches any of its obligations hereunder, you shall permit Sony a reasonable time to remedy such breach, and you shall not be entitled to recover damages or terminate the Term by reason of such breach until such reasonable time has passed.

        13.09. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        13.10. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. You agree that any action, proceeding or claim you commence against Sony pursuant to this Agreement shall be brought in the courts of either the State of New York, sitting in New York County, or the courts of the United States for the Southern District of New York. Sony agrees that any action, proceeding or claim it commences against you pursuant to this Agreement shall be brought in either the courts of the State of California, sitting in Los Angeles County, or the courts of the United States for the Southern District of California. Service of process in any such action or proceeding brought against a party may be made by registered mail, addressed to such party at the address set forth in Section 10.1 of the Purchase Agreement.

        13.11. This license agreement shall not become effective until executed by all proposed parties hereto.

                                       SONY MUSIC, a Group of SONY MUSIC
                                       ENTERTAINMENT INC.


                                       By: _____________________________________


                                       LAUNCH MEDIA, INC.


                                       By: _____________________________________
                                           Title:



ACKNOWLEDGED AND AGREED WITH
RESPECT TO SECTION 1.02 ONLY:

SONY MUSIC INTERNATIONAL, a Group of
SONY MUSIC ENTERTAINMENT INC.


By: ________________________________

                                   EXHIBIT A

        The Service shall be, and the License shall only be valid with respect to, a single non-interactive, free, non-subscription service, which may include genre-specific channels (i.e. pop, alternative rock, R&B, hip-hop, rock, country, etc.), owned and operated by Launch solely as part of the Service accessible only over the Worldwide Web on a singe Web Site located either at the URL www.musicvideos.com or the URL www.launch.com (or a single successor site thereto), whereby music videos are exhibited via "streaming technology" only to viewers from such Web Site within the Territory as part of a linear, pre-programmed rotation without any capability to exhibit music videos to such viewers "on demand" or to allow viewers to download such music videos.

        The Service shall have the following attributes:

        1. NON-INTERACTIVE. The Service must be "non-interactive". To qualify as "non-interactive", the Service cannot, directly or indirectly:

        (a) transmit a program specifically created for the recipient (e.g., "narrow-casting" or "personalization");

        (b) transmit a particular music video selected by or on behalf of a recipient (e.g., "video-on-demand"); or

        (c) include "fast-forward", "re-wind", "pause" or "stop" features.

        2. PERFORMANCE COMPLEMENT. Programming on a particular channel in any consecutive 3-hour period which exceeds any of the following limitations (the "performance complement") is prohibited. (The transmitting entity is further prohibited from circumventing the performance complement by automatically or intentionally causing the switching from one program channel to another.)

        (a) music videos (whether licensed by Sony or a third party) embodying more than 3 tracks from a particular album, or more than 2 such tracks in succession; or

        (b) music videos embodying more than 4 tracks by the same recording artist (whether such artist is a Sony Artist or a third party recording artist) compilation/boxed set, or more than 3 such tracks in succession.

        3.     ROTATION.

        Each channel of the Service shall have a play rotation of no less than 50 music videos. No Music Video may be exhibited on any channel of the Service more than one time in any three-hour period.

        4.     PROHIBITION AGAINST PUBLISHED PLAY-LISTS AND PRE-ANNOUNCING

        The transmitting entity cannot, directly or indirectly, publish (or induce or facilitate publication through affiliated entities or other third parties) an advance program schedule, nor can it "pre-announce" the titles of specific music videos. In addition, a music video by a particular artist cannot be pre-announced for broadcast at a specific time (e.g., "Tune into Mariah Carey @ 4:10 p.m."), although the names of featured recording artists may be used for illustrative purposes. The Service shall be permitted to pre-announce up to 2 particular artists (of Sony and/or third parties) in a single announcement and to make up to 3 such announcements within a 1-hour time period, provided the announcement does not communicate the particular time in which the artist's recordings will be played.

        5. RESTRICTIONS ON PROGRAM FORMATS. The following restrictions apply in respect of the types of programming available for the Service:

        (a) CONTINUOUS "LOOPED" PROGRAMS. A continuous "looped" program must be at least 3 hours in duration.

        (b) ARCHIVED PROGRAMS. An archived program must be at least 5 hours in duration and cannot be made available for a period exceeding 2 weeks.

        (c) REPEAT PROGRAMS. Programs (other than a "looped" or archived program) which are performed at scheduled times cannot be repeated more than 3 times within the 2-week period following the program's initial broadcast. An additional 2-week period for repeating the program is permitted after 1 month has elapsed since the expiration of the initial 2-week broadcast run.

        6.     SIMULTANEOUS IDENTIFICATION OF SONG, ALBUM AND ARTIST

        The Service shall be required to identify the song title, album title and featured recording artist of each music video during its transmission (but not before - see par. 4 above) as a means of promoting the music video concerned.

        7.     PREVENTION OF UNAUTHORIZED COPYING AND DOWNLOADS

        The Service cannot take affirmative steps to enable, cause or induce the recipient to make a copy of the music video being exhibited and must take reasonable steps (to the extent within its control) to ensure that the recipient cannot make an illegal digital copy of the transmission.

        8.     PREVENTION AGAINST "SCANNING" AND "INTELLIGENT AGENT"

        The Service must cooperate (to the extent feasible without the imposition of substantial burdens or costs) to prevent its transmissions from being "scanned" by the recipient



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or a third party in such manner that would enable the recipient to select a particular music video on demand (effectively converting the format into an interactive service).

        9.     COMPLIANCE WITH INDUSTRY COPYRIGHT PROTECTION MEASURES

               The Service must accommodate and cannot interfere with copyright protection measures (e.g., watermarking and copyright flags) adopted by the record industry to protect against piracy.








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